EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 Amendment #5 of our report dated May 15, 2013, except for Note 13 which is dated as of August 9, 2013, with respect to the audited financial statements of E-World USA Holding, Inc. for the years ended December 31, 2012 and 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP www.malone−bailey.com Houston, Texas

August 9, 2013